EXHIBIT 5.1

                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151


                                        August 10, 2000


LoJack Corporation
333 Elm Street
Dedham, MA  02026

         Re:      Registration of Stock Option Plan Amendment on Form S-8

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by LoJack Corporation, a Massachusetts corporation (the "Company"), of 4,854,135 shares of its common stock, par value $.01 per share ("Common Stock"), that are to be offered under and are issuable upon the exercise of options granted and to be granted pursuant to the provisions of the LoJack Corporation Restated and Amended Stock Incentive Plan (the "Stock Option Plan") (all such shares shall be referred to herein as the "Registered Shares"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5.1 to the Company's registration statement on Form S-8 (the "Registration Statement") under the Act.

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Articles of Incorporation of the Company, as presently in effect, corporate records of the Company, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

         We  express   no  opinion   herein  as  to  any  laws  other  than  the
Massachusetts Business Corporation Law and the federal law of the United States, and we express no opinion as to state securities or blue sky laws.

         Based on and subject to the foregoing, we are of the opinion that, when issued in accordance with the terms of the Stock Option Plan and the options granted thereunder, the Registered Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement.

         In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                               Very truly yours,


                               /s/ SULLIVAN & WORCESTER LLP